UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 12, 2016
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 12, 2016, the Board of Directors (the Board) of QUALCOMM Incorporated (the Company) appointed Jeffrey W. Henderson to the Board. Mr. Henderson was appointed for a term of office that expires at the Company’s next annual meeting of stockholders. The Board appointed Mr. Henderson as the “Additional Director” pursuant to the terms of the Cooperation Agreement dated July 21, 2015 between the Company and JANA Partners LLC. The Board has not yet determined whether to name Mr. Henderson to any of its committees. Mr. Henderson will receive compensation for his services as a non-employee director under the Company’s director compensation program. The components of that program were described in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders held on March 9, 2015. Under the director compensation program, on January 12, 2016, Mr. Henderson was granted 731 deferred stock units (DSUs), representing a pro rata portion of the value of a DSU award for a full year of service on the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	January 14, 2016	By:	/s/ Michelle M. Sterling
Michelle M. Sterling
Executive Vice President, Human Resources